Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James Shepard, President of Typhoon Touch Technologies Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-QSB of Typhoon Touch Technologies Inc. for the quarter ended November 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Typhoon Touch Technologies Inc..

Date: January 14, 2008

/s/ James Shepard
Signature: James Shepard
Title: President and sole Director
(Principal Executive Officer and Principal Financial Officer)
Typhoon Touch Technologies Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Typhoon Touch Technologies Inc. and will be retained by Typhoon Touch Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.